                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


Weingarten Realty Investors:

          We hereby consent to the incorporation by reference in Registration Statements No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402
and No. 33-54404 on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement No. 33-25581 on Form S-8 and in Registration Statements No. 33-57659 and No. 33-54529 on Form S-3 of our report dated February 22, 1995 appearing in this Annual Report on Form 10-K of Weingarten Realty Investors for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP

Houston, Texas
March 22, 1995